EXHIBIT 4.2

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated February 24, 1998 on the statement of condition and related securities portfolio of Van Kampen American Capital Equity Opportunity Trust, Series 93 as of February 24, 1998 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants."



                                                            GRANT THORNTON LLP

Chicago, Illinois
February 24, 1998